Ingersoll Rand Reports Record Fourth Quarter and Full Year 2022 Results
Orders and Revenue Support Robust Outlook for 2023
Fourth Quarter 2022 Highlights
(All comparisons against the fourth quarter of 2021 unless otherwise noted)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Reported fourth quarter orders of $1,484 million, down 1%, or up 2% organic
•Reported fourth quarter revenues of $1,624 million, up 14%, or 19% organic1
•Reported net income attributable to Ingersoll Rand Inc. of $217 million, or earnings of $0.53 per share
◦Adjusted net income from continuing operations, net of tax1 of $295 million, or $0.72 per share
•Adjusted EBITDA1 of $420 million, up 23%, with a margin of 25.9%, up 180 basis points year over year, and incremental margin of 38%
•Reported operating cash flow from continuing operations of $355 million and free cash flow from continuing operations1 of $321 million
•Liquidity of $2.7 billion as of December 31, 2022, including $1.6 billion of cash on hand and undrawn capacity of $1.1 billion under available credit facilities
Full Year 2022 Highlights
(All comparisons against 2021 unless otherwise noted)
•Reported orders of $6,368 million, up 10%, or 11% organic
•Reported revenues of $5,916 million, up 15%, or 16% organic1
•Reported net income attributable to Ingersoll Rand Inc. of $605 million, or earnings of $1.47 per share
◦Adjusted net income from continuing operations, net of tax1 of $972 million, or $2.36 per share
•Adjusted EBITDA1 of $1,435 million, up 20%, with a margin of 24.3%, up 120 basis points year over year, and incremental margin of 32%
•Reported operating cash flow from continuing operations of $865 million and free cash flow from continuing operations1 of $771 million
•Returned $294M of value to shareholders through share repurchase and dividends
2023 Guidance
•Full-year 2023 revenue growth expected to be 7% to 9% and Adjusted EBITDA1 of $1,570 to $1,630 million, up 9% to 14% over prior year
•2023 Adjusted EPS1 expected to be in a range of $2.48 to $2.58, up 5% to 9% over prior year

DAVIDSON, N.C. – February 21, 2023 – Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and industrial solutions, reported a strong finish in the fourth quarter of 2022.

“We finished the year on a high note, with strong fourth quarter and full year 2022 results amidst ongoing inflation, rising interest rates, and geopolitical uncertainty,“ said Vicente Reynal, Chairman and CEO. “These robust results again demonstrate the resilience of our business across economic cycles. Driven by our operational excellence model, IRX, we continue to deliver on the commitments we made at our Investor Day, keeping us on track to meet those 2025 targets.”

1 Non-GAAP measure (definitions and/or reconciliations in appendix).

Reynal added, “We made tremendous progress in 2022 against our sustainability goals by executing on our strategic imperative to Lead Sustainably. Our industry-leading sustainability program continues to earn recognition, and I am very proud that Ingersoll Rand was named to the 2022 Dow Jones Sustainability World Index and Dow Jones Sustainability North America Index. I am grateful for the whole Ingersoll Rand team, whose high level of engagement and ownership mindset enabled us to deliver another successful quarter and will help us to carry our momentum forward into 2023.”
Fourth Quarter 2022 Segment Review
(All comparisons against the fourth quarter of 2021 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Orders of $1,192 million, down 1%, or up 4% organic
•Reported Revenues of $1,315 million, up 17%, or 22% organic2
•Reported Segment Adjusted EBITDA of $361 million, up 24% with an incremental margin of 38%
•Reported Segment Adjusted EBITDA Margin of 27.4%, up 170 basis points, fueled by the use of IRX to drive strong operational execution
•Core industrial end markets saw continued strong organic demand with orders up 4%, including strong positive momentum across Europe and Asia. Excluding FX, orders for total compressor offerings, which represent approximately 65% of the total segment, were up low single digits, while orders in Industrial Vacuum & Blowers grew in the low 20’s. Orders in Power Tools and Lifting were also up mid-single-digits.
Precision and Science Technologies Segment: highly specialized fluid management solutions including precision liquid and gas pumps and niche compression technologies
•Reported Orders of $293 million, down 4%, or 2% organic
•Reported Revenues of $308 million, up 6%, or 9% organic2
•Reported Segment Adjusted EBITDA of $93 million, up 19% with an incremental margin of 82%
•Reported Segment Adjusted EBITDA Margin of 30.1%, up 330 basis points, driven primarily by improvement in pricing vs cost as well as synergy delivery in recently completed M&A
•Organic orders were down slightly vs. prior year largely due to a large non-repeating Hydrogen order in 2021.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $2.7 billion. On a reported basis, the Company generated $355 million of cash flow from operating activities from continuing operations and invested $34 million in capital expenditures, resulting in free cash flow from continuing operations2 of $321 million, compared to cash flow from operating activities from continuing operations of $247 million and free cash flow from continuing operations2 of $224 million in the prior year period. Prior year cash flow from operating activities from continuing operations and free cash flow from continuing operations both included an inflow of $3 million for cash taxes related to divestitures. Net debt to Adjusted EBITDA2 leverage was 0.8x for the fourth quarter, which was an improvement of 0.3x as compared to the prior year. Consistent with our comprehensive capital allocation strategy led by M&A, Ingersoll Rand deployed $184 million to M&A, $3 million to share repurchases and $8 million to its dividend payment during the fourth quarter. In addition, Ingersoll Rand announced the acquisition of Paragon Tank Truck, a leading provider of solutions used for loading and unloading dry bulk and liquid tanks in demanding industrial environments which closed on February 1. 2023. Also, on January 3, 2023 Ingersoll Rand closed on the SPX Flow Air Treatment acquisition.
2 Non-GAAP measure (definitions and/or reconciliations in appendix).

2023 Guidance3,4
Ingersoll Rand is establishing full-year 2023 guidance based on expected continued strong demand trends and operational execution in 2023:

	Key Metrics	Phasing
Revenue - Total Ingersoll Rand	7-9%	H1 Growth: 9-11% H2 Growth: 4-6%
Ingersoll Rand (Organic)	3-5%
Industrial Technologies & Services (Organic)	3-5%
Precision & Science Technologies (Organic)	4-6%
FX Impact	(~1%)	H1 Growth: (2-4%) H2 Growth: +1-3%
M&A3	~$270M
Corporate Costs	(~$140M)	Evenly by Quarter
Adjusted EBITDA[4]	$1,570M - $1,630M
Adjusted EPS[4]	$2.48 - $2.58
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the fourth quarter and full year results on Tuesday, February 21, 2023 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-844-200-6205, domestically, or 1-929-526-1599, internationally, and use conference ID, 562071, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,”
3 Reflects all completed and closed M&A in 2022 as well as the acquisitions of SPX Flow Air Treatment and Paragon Tank Truck.
4 Non-GAAP measure (definitions and/or reconciliations in appendix).

“would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; (12) the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program; and (13) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares

Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Investor Relations:
Matthew Fort
matthew.fort@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2022	2021	2022	2021
Revenues	$1,623.7	$1,418.8	$5,916.3	$5,152.4
Cost of sales	969.3	909.4	3,590.7	3,163.9
Gross Profit	654.4	509.4	2,325.6	1,988.5
Selling and administrative expenses	276.0	255.9	1,095.8	1,028.0
Amortization of intangible assets	84.0	88.1	347.6	332.9
Other operating expense, net	21.5	25.0	64.9	61.9
Operating Income	272.9	140.4	817.3	565.7
Interest expense	34.4	19.4	103.2	87.7
Loss on extinguishment of debt	—	—	1.1	9.0
Other income, net	(7.4)	(3.9)	(29.2)	(44.0)
Income from Continuing Operations Before Income Taxes	245.9	124.9	742.2	513.0
Provision (benefit) for income taxes	45.0	(47.6)	149.6	(21.8)
Income (loss) on equity method investments	3.2	(8.5)	0.7	(11.4)
Income from Continuing Operations	204.1	164.0	593.3	523.4
Income from discontinued operations, net of tax	14.6	129.7	15.2	41.6
Net Income	218.7	293.7	608.5	565.0
Less: Net income attributable to noncontrolling interests	1.3	0.7	3.8	2.5
Net Income Attributable to Ingersoll Rand Inc.	$217.4	$293.0	$604.7	$562.5

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income from continuing operations, net of tax	$202.8	$163.3	$589.5	$520.9
Income from discontinued operations, net of tax	14.6	129.7	15.2	41.6
Net income attributable to Ingersoll Rand Inc.	$217.4	$293.0	$604.7	$562.5

Basic earnings per share of common stock:
Earnings from continuing operations	$0.50	$0.40	$1.45	$1.26
Earnings from discontinued operations	0.04	0.32	0.04	0.10
Net earnings	0.54	0.72	1.49	1.36

Diluted earnings per share of common stock:
Earnings from continuing operations	$0.50	$0.40	$1.44	$1.24
Earnings from discontinued operations	0.04	0.31	0.04	0.10
Net earnings	0.53	0.71	1.47	1.34

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,613.0	$2,109.6
Accounts receivable, net of allowance for credit losses of $47.2 and $42.3, respectively	1,122.0	948.6
Inventories	1,025.4	854.2
Other current assets	206.9	186.9
Assets of discontinued operations - current	—	15.6
Total current assets	3,967.3	4,114.9
Property, plant and equipment, net of accumulated depreciation of $417.4 and $357.7, respectively	624.4	648.6
Goodwill	6,064.2	5,981.6
Other intangible assets, net	3,578.6	3,912.7
Deferred tax assets	22.3	28.0
Other assets	509.1	468.7
Total assets	$14,765.9	$15,154.5
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$36.5	$38.8
Accounts payable	778.7	670.5
Accrued liabilities	858.8	741.3
Liabilities of discontinued operations - current	—	17.1
Total current liabilities	1,674.0	1,467.7
Long-term debt, less current maturities	2,716.1	3,401.8
Pensions and other postretirement benefits	147.2	195.1
Deferred income taxes	610.6	708.6
Other liabilities	360.8	310.1
Total liabilities	$5,508.7	$6,083.3
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 426,327,805 and 423,785,571 shares issued as of December 31, 2022 and 2021, respectively	4.3	4.3
Capital in excess of par value	9,476.8	9,408.6
Retained earnings	950.9	378.6
Accumulated other comprehensive loss	(251.7)	(41.6)
Treasury stock at cost; 21,210,095 and 16,000,364 shares as of December 31, 2022 and 2021, respectively	(984.5)	(748.4)
Total Ingersoll Rand stockholders' equity	$9,195.8	$9,001.5
Noncontrolling interests	61.4	69.7
Total equity	$9,257.2	$9,071.2
Total liabilities and equity	$14,765.9	$15,154.5

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Month Period Ended December 31,
	2022	2021
Cash Flows From Operating Activities From Continuing Operations:
Net income	$608.5	$565.0
Income from discontinued operations, net of tax	15.2	41.6
Income from continuing operations	593.3	523.4
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	347.6	332.9
Depreciation	85.2	89.2
Non-cash restructuring charges	6.0	1.1
Stock-based compensation expense	78.9	87.2
Loss (income) on equity method investments	(0.7)	11.4
Foreign currency transaction gains, net	(5.9)	(12.0)
Loss on extinguishment of debt	1.1	9.0
Non-cash adjustments to carrying value of LIFO inventories	36.1	33.2
Deferred income taxes	(85.8)	(103.6)
Other non-cash adjustments	7.0	(0.2)
Changes in assets and liabilities:
Receivables	(195.2)	(62.5)
Inventories	(225.6)	(134.4)
Accounts payable	120.4	118.2
Accrued liabilities	101.2	(220.0)
Other assets and liabilities, net	1.8	(45.1)
Net cash provided by operating activities from continuing operations	865.4	627.8
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(94.6)	(64.1)
Net cash paid in acquisitions	(246.8)	(974.8)
Disposals of property, plant and equipment	—	9.5
Other investing	4.1	—
Net cash used in investing activities from continuing operations	(337.3)	(1,029.4)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(655.6)	(435.7)
Purchases of treasury stock	(261.1)	(736.8)
Cash dividends on common stock	(32.4)	(8.2)
Proceeds from stock option exercises	19.3	23.7
Payments of interest rate cap premiums	(13.4)	—
Payments of deferred and contingent acquisition consideration	(4.6)	—
Other financing	(6.2)	—
Net cash used in financing activities from continuing operations	(954.0)	(1,157.0)
Cash Flows From Discontinued Operations:
Net cash used in operating activities	(5.1)	(12.3)
Net cash provided by investing activities	4.4	1,943.7
Net cash provided by (used in) discontinued operations	(0.7)	1,931.4
Effect of exchange rate changes on cash and cash equivalents	(70.0)	(14.1)
Net increase (decrease) in cash and cash equivalents	(496.6)	358.7
Cash and cash equivalents, beginning of year	2,109.6	1,750.9
Cash and cash equivalents, end of year	$1,613.0	$2,109.6

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues	$1,623.7	$1,418.8	$5,916.3	$5,152.4
Adjusted EBITDA	$420.2	$342.1	$1,434.8	$1,191.9
Adjusted EBITDA Margin	25.9%	24.1%	24.3%	23.1%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Income	$218.7	$293.7	$608.5	$565.0
Less: Income (Loss) from Discontinued Operations	(0.3)	47.9	0.5	121.0
Less: Income Tax Benefit (Provision) from Discontinued Operations	14.9	81.8	14.7	(79.4)
Income from Continuing Operations	204.1	164.0	593.3	523.4
Plus:
Provision (benefit) for income taxes	45.0	(47.6)	149.6	(21.8)
Amortization of acquisition related intangible assets	80.6	83.9	328.8	315.9
Restructuring and related business transformation costs	1.4	6.3	32.3	18.8
Acquisition and other transaction related expenses and non-cash charges	13.7	26.0	40.7	65.2
Stock-based compensation	16.3	23.0	85.6	95.9
Foreign currency transaction losses (gains), net	6.4	1.6	(5.9)	(12.0)
Loss (income) on equity method investments	(3.2)	8.5	(0.7)	11.4
Loss on extinguishment of debt	—	—	1.1	9.0
Adjustments to LIFO inventories	3.1	33.2	36.1	33.2
Gain on settlement of post-acquisition contingencies	—	—	(6.2)	(30.1)
Other adjustments	(5.0)	(3.0)	(23.7)	(6.8)
Minus:
Income tax provision, as adjusted	72.5	15.9	267.3	120.7
Interest income on cash and cash equivalents	(5.0)	—	(8.0)	—
Adjusted Net Income	$294.9	$280.0	$971.7	$881.4

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Diluted Net Income Per Share (As Reported)[1]	$0.53	$0.71	$1.47	$1.34
Less: Diluted Net Income Per Share from Discontinued Operations (As Reported)[1]	0.04	0.31	0.04	0.10
Diluted Net Income Per Share from Continuing Operations (As Reported)[1]	0.50	0.40	1.44	1.24
Plus:
Provision (benefit) for income taxes	0.11	(0.11)	0.36	(0.05)
Amortization of acquisition related intangible assets	0.20	0.20	0.80	0.75
Restructuring and related business transformation costs	—	0.02	0.08	0.05
Acquisition related expenses and non-cash charges	0.03	0.06	0.10	0.15
Stock-based compensation	0.04	0.06	0.21	0.23
Foreign currency transaction losses (gains), net	0.02	—	(0.01)	(0.03)
Loss (income) on equity method investments	(0.01)	0.02	—	0.03
Loss on extinguishment of debt	—	—	—	0.02
Adjustments to LIFO inventories	0.01	0.08	0.09	0.08
Gain on settlement of post-acquisition contingencies	—	—	(0.02)	(0.07)
Other adjustments	(0.01)	(0.01)	(0.06)	(0.02)
Minus:
Income tax provision, as adjusted	0.18	0.04	0.65	0.29
Interest income on cash and cash equivalents	(0.01)	—	(0.02)	—
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.72	$0.68	$2.36	$2.09

Average shares outstanding:
Basic, as reported	405.0	407.8	405.3	414.8
Diluted, as reported	409.3	413.4	410.2	421.2
Adjusted diluted[2]	409.3	413.4	410.2	421.2
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2022	2021	2022	2021
Net Income	$218.7	$293.7	$608.5	$565.0
Less: Income (loss) from discontinued operations	(0.3)	47.9	0.5	121.0
Less: Income tax benefit (provision) from discontinued operations	14.9	81.8	14.7	(79.4)
Income from Continuing Operations, Net of Tax	204.1	164.0	593.3	523.4
Plus:
Interest expense	34.4	19.4	103.2	87.7
Provision (benefit) for income taxes	45.0	(47.6)	149.6	(21.8)
Depreciation expense	20.0	22.6	81.8	85.1
Amortization expense	84.0	88.1	347.6	332.9
Restructuring and related business transformation costs	1.4	6.3	32.3	18.8
Acquisition related expenses and non-cash charges	13.7	26.0	40.7	65.2
Stock-based compensation	16.3	23.0	85.6	95.9
Foreign currency transaction losses (gains), net	6.4	1.6	(5.9)	(12.0)
Loss (income) on equity method investments	(3.2)	8.5	(0.7)	11.4
Loss on extinguishment of debt	—	—	1.1	9.0
Adjustments to LIFO inventories	3.1	33.2	36.1	33.2
Gain on settlement of post-acquisition contingencies	—	—	(6.2)	(30.1)
Other adjustments	(5.0)	(3.0)	(23.7)	(6.8)
Adjusted EBITDA	$420.2	$342.1	$1,434.8	$1,191.9
Minus:
Interest expense	34.4	19.4	103.2	87.7
Income tax provision, as adjusted	72.5	15.9	267.3	120.7
Depreciation expense	20.0	22.6	81.8	85.1
Amortization of non-acquisition related intangible assets	3.4	4.2	18.8	17.0
Interest income on cash and cash equivalents	(5.0)	—	(8.0)	—
Adjusted Income from Continuing Operations, Net of Tax	$294.9	$280.0	$971.7	$881.4

Cash Flows from Operating Activities from Continuing Operations	354.8	246.9	865.4	627.8
Minus:
Capital expenditures	33.5	22.9	94.6	64.1
Free Cash Flow	$321.3	$224.0	$770.8	$563.7

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Orders
Industrial Technologies and Services	$1,191.5	$1,201.1	$5,120.1	$4,678.8
Precision and Science Technologies	292.9	305.9	1,247.5	1,085.7
Total Orders	$1,484.4	$1,507.0	$6,367.6	$5,764.5
Revenue
Industrial Technologies and Services	$1,315.4	$1,129.0	$4,705.1	$4,161.0
Precision and Science Technologies	308.3	289.8	1,211.2	991.4
Total Revenue	$1,623.7	$1,418.8	$5,916.3	$5,152.4
Segment Adjusted EBITDA
Industrial Technologies and Services	$360.6	$290.7	$1,214.0	$1,033.7
Precision and Science Technologies	92.7	77.6	347.5	291.4
Total Segment Adjusted EBITDA	$453.3	$368.3	$1,561.5	$1,325.1
Less items to reconcile Segment Adjusted EBITDA to Income from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$33.1	$26.2	$126.7	$133.2
Interest expense	34.4	19.4	103.2	87.7
Depreciation and amortization expense	104.0	110.7	429.4	418.0
Restructuring and related business transformation costs	1.4	6.3	32.3	18.8
Acquisition related expenses and non-cash charges	13.7	26.0	40.7	65.2
Stock-based compensation	16.3	23.0	85.6	95.9
Loss on extinguishment of debt	—	—	1.1	9.0
Foreign currency transaction losses (gains), net	6.4	1.6	(5.9)	(12.0)
Adjustments to LIFO inventories	3.1	33.2	36.1	33.2
Gain on settlement of post-acquisition contingencies	—	—	(6.2)	(30.1)
Other adjustments	(5.0)	(3.0)	(23.7)	(6.8)
Income from Continuing Operations Before Income Taxes	245.9	124.9	742.2	513.0
Provision (benefit) for income taxes	45.0	(47.6)	149.6	(21.8)
Income (loss) on equity method investments	3.2	(8.5)	0.7	(11.4)
Income from Continuing Operations	204.1	164.0	593.3	523.4
Income from discontinued operations, net of tax	14.6	129.7	15.2	41.6
Net Income	$218.7	$293.7	$608.5	$565.0

INGERSOLL RAND INC. AND SUBSIDIARIES
ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

	For the Three Months Ended December 31, 2022	For the Twelve Months Ended December 31, 2022
Ingersoll Rand
Orders	$1,484.4	$6,367.6
Revenue	1,623.7	5,916.3
Adjusted EBITDA (non-GAAP)	420.2	1,434.8
Adjusted EBITDA Margin (non-GAAP)	25.9%	24.3%
Adjusted Net Income (non-GAAP)	294.9	971.7
Adjusted Diluted EPS (non-GAAP)	$0.72	$2.36

Industrial Technologies & Services
Orders	$1,191.5	$5,120.1
Revenue	1,315.4	4,705.1
Segment Adjusted EBITDA	360.6	1,214.0
Segment Adjusted EBITDA Margin	27.4%	25.8%

Precision & Science Technologies
Orders	$292.9	$1,247.5
Revenue	308.3	1,211.2
Segment Adjusted EBITDA	92.7	347.5
Segment Adjusted EBITDA Margin	30.1%	28.7%

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDER AND REVENUE GROWTH/(DECLINE) BY SEGMENT(1)

(Unaudited)	Three Month Period Ended December 31, 2022
	Orders	Revenue
Ingersoll Rand
Organic growth	2.4%	19.2%
Impact of foreign currency	(6.0%)	(6.8%)
Impact of acquisitions	2.1%	2.0%
Total adjusted orders and revenue growth (decline)	(1.5%)	14.4%

Industrial Technologies & Services
Organic growth	3.6%	22.0%
Impact of foreign currency	(6.1%)	(7.0%)
Impact of acquisitions	1.7%	1.5%
Total adjusted orders and revenue growth (decline)	(0.8%)	16.5%

Precision & Science Technologies
Organic growth (decline)	(2.1%)	8.6%
Impact of foreign currency	(6.0%)	(6.5%)
Impact of acquisitions	3.9%	4.3%
Total adjusted orders and revenue growth (decline)	(4.2%)	6.4%
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.